Exhibit 99.1

ClearOne Reports Third Quarter 2019 Financial Results

●	Q3 Microphone revenue up year-over-year by 3%
●	Q3 Overall revenue down year-over-year by 10% — continued to be impacted by infringement of ClearOne’s strategic patents
●	Non-GAAP Operating expenses declined by 14% year-over-year

SALT LAKE CITY, UTAH – November 14, 2019 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three and nine month periods ended September 30, 2019.

“We have seen modest improvements in our microphone sales after the recent decision by a U.S. District Court granting our request for a preliminary injunction to prevent Shure from manufacturing, marketing, and selling its competing ceiling microphone array in an infringing configuration. Nevertheless, we believe it will take some time for us to recover our market share due to the extensive harm inflicted by the infringement,” said Zee Hakimoglu, CEO and Chair of ClearOne.

“We will continue our focus on technological innovation, cost management and vigorous enforcement of our intellectual property rights.”

The preliminary injunction relating to ClearOne’s U.S. Patent No. 9,813,806 (the “Graham Patent”) became effective on August 23, 2019.  ClearOne sought injunctive relief as part of ongoing litigation to protect ClearOne’s intellectual property rights and rightful place in the market.  As the Court noted in its order, “The public benefits when [the patent] system works, and suffers when patents are infringed, so it is in the public interest—in the long run—to protect valid patents.”  The Court’s order also prevents Shure from encouraging others to use the Shure MXA910 beamforming microphone array in the “drop-ceiling mounting configuration” and “applies to Shure’s officers, agents, servants, employees, and attorneys, as well as anyone who is in active concert or participation with those listed persons.”

A preliminary injunction is an extraordinary remedy that is rarely granted.  In granting ClearOne’s request, the Court acknowledged the strength of ClearOne’s position against Shure, declaring that “ClearOne has established that it is likely to succeed on the merits” of its infringement claims relating to the Graham Patent.

ClearOne remains confident in the merits of its case against Shure and that it will ultimately succeed on its claims, which assert infringement not only of the Graham Patent but of U.S. Patent No. 9,635,186 and U.S. Patent No. 9,264,553 as well.

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

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Q3 2019 revenue was $6.0 million, compared to $6.7 million in Q3 2018 and $6.4 million in Q2 2019. The year-over-year and sequential decrease reflects an impact of the on-going harm of infringement of ClearOne’s patents on its audio conferencing products and microphones. The patent infringement also has negatively impacted directly the revenue from ClearOne’s other products.

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GAAP gross profit in Q3 2019 was $2.5 million compared to $3.0 million in Q3 2018 and $2.9 million in Q2 2019. GAAP gross profit margin was 42% in Q3 2019, compared to 45% in Q3 2018 and 46% in Q2 2019. Gross Profit margin decreased year over year mainly due to an increase in inventory obsolescence costs.

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Operating expenses in Q3 2019 were $4.6 million, compared to $5.3 million in Q3 2018 and $5.0 million in Q2 2019. Non-GAAP operating expenses in Q3 2019 were $4.2 million, compared to $4.9 million in Q3 2018 and $4.7 million in Q2 2019. The majority of the decrease in Q3 2019 operating expenses over Q3 2018 is attributable to decreases in employee-related costs including benefits and commissions and allocations of overhead expenses, partially offset by an increase in demonstration inventory costs.

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GAAP net loss in Q3 2019 was $2.0 million, or $0.12 per share, compared to net loss of $10.1 million, or $1.22 per share, in Q3 2018 and net loss of $2.1 million, or $0.13 per share, in Q2 2019. Net loss in Q3 2019 was largely caused by operating losses on account of the reduction in revenue and associated gross profit. Net loss in Q3 2019 was lower than net loss in Q3 2018 largely due to reduced tax expense and reduced operating expenses offset by reduced gross profit. During 2018-Q3, the Company recorded discrete tax expense of $6.5 million, due primarily to the recording of a full valuation allowance on the Company's net deferred tax assets. Non-GAAP net loss was $1.6 million, or $0.09 per share, in Q3 2019, compared to non-GAAP net loss of $9.6 million, or $1.15 per share in Q3 2018 and non-GAAP net loss of $1.7 million, or $0.10 per share, in Q2 2019.

Financial Summary

($ in 000, except per share)	Three months ended September 30,			Nine months ended September 30,
	2019	2018	Change	2019	2018	Change
GAAP
Revenue	$5,992	$6,683	-10%	$18,717	$20,943	-11%
Gross Profit	2,537	2,980	-15%	8,180	10,329	-21%
Operating loss	(2,098)	(2,310)	9%	(6,593)	(7,724)	15%
Net loss	(1,976)	(10,142)	81%	(6,423)	(14,151)	55%
Diluted loss per share	(0.12)	(1.22)	90%	(0.39)	(1.70)	77%
Non-GAAP
Non-GAAP gross profit	$2,539	$2,983	-15%	$8,186	$10,341	-21%
Non-GAAP operating loss	(1,695)	(1,915)	11%	(5,361)	(6,430)	17%
Non-GAAP net loss	(1,573)	(9,554)	84%	(5,191)	(12,857)	60%
Non-GAAP Adjusted EBITDA	(1,436)	(1,790)	20%	(4,751)	(5,975)	20%
Non-GAAP loss per share (diluted)	(0.09)	(1.15)	92%	(0.31)	(1.55)	80%

Balance Sheet Highlights

At September 30, 2019, cash, cash equivalents and investments were $5.9 million, as compared with $15.9 million at December 31, 2018. The Company continued to have no debt. In August 2019, Company deposited $4.5 million with the United States District Court for the Northern District of Illinois as a bond so that preliminary injunction granted against Shure Inc could go into effect.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures.  Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, including the footnotes thereto, as well as the Company’s annual report on Form 10-K for the year ended December 31, 2018 (the “10-K”), the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q, the 10-K and the Public Filings.

Contact:

Investor Relations

801-975-7200

investor_relations@clearone.com

http://investors.clearone.com

CLEARONE, INC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$2,010	$11,211
Marketable securities	1,640	951
Receivables, net of allowance for doubtful accounts of $709 and $631, respectively	6,319	6,782
Inventories, net	11,689	13,228
Prepaid expenses and other assets	5,638	2,193
Total current assets	27,296	34,365
Long-term marketable securities	2,243	3,764
Long-term inventories, net	7,143	8,953
Property and equipment, net	1,099	1,388
Operating lease - right of use assets, net	2,547	—
Intangibles, net	12,609	10,249
Other assets	197	196
Total assets	$53,134	$58,915
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,735	$3,729
Accrued liabilities	2,864	1,996
Deferred product revenue	227	283
Total current liabilities	4,826	6,008
Deferred rent	—	135
Operating lease liability	2,129	—
Other long-term liabilities	195	571
Total liabilities	7,150	6,714

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 16,646,323 and 16,630,597 shares issued and outstanding	17	17
Additional paid-in capital	58,037	57,840
Accumulated other comprehensive loss	(172)	(181)
Accumulated deficit	(11,898)	(5,475)
Total shareholders' equity	45,984	52,201
Total liabilities and shareholders' equity	$53,134	$58,915

CLEARONE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Dollars in thousands, except per share values)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Revenue	$5,992	$6,683	$18,717	$20,943
Cost of goods sold	3,455	3,703	10,537	10,614
Gross profit	2,537	2,980	8,180	10,329

Operating expenses:
Sales and marketing	1,907	2,168	6,121	7,796
Research and product development	1,428	1,781	4,322	5,757
General and administrative	1,300	1,341	4,330	4,500
Total operating expenses	4,635	5,290	14,773	18,053

Operating loss	(2,098)	(2,310)	(6,593)	(7,724)

Other income, net	142	5	235	78

Loss before income taxes	(1,956)	(2,305)	(6,358)	(7,646)

Provision for (benefit from) income taxes	20	7,837	65	6,505

Net loss	$(1,976)	$(10,142)	$(6,423)	$(14,151)

Basic weighted average shares outstanding	16,646,323	8,306,707	16,635,954	8,304,974
Diluted weighted average shares outstanding	16,646,323	8,306,707	16,635,954	8,304,974

Basic loss per share	$(0.12)	$(1.22)	$(0.39)	$(1.70)
Diluted loss per share	$(0.12)	$(1.22)	$(0.39)	$(1.70)

Comprehensive loss:
Net loss	$(1,976)	$(10,142)	$(6,423)	$(14,151)
Unrealized gain (loss) on available-for-sale securities, net of tax	(78)	(22)	76	(93)
Change in foreign currency translation adjustment	(50)	(13)	(67)	(51)
Comprehensive loss	$(2,104)	$(10,177)	$(6,414)	$(14,295)

CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
GAAP gross profit	$2,537	$2,980	$8,180	$10,329
Stock-based compensation	2	3	6	12
Non-GAAP gross profit	$2,539	$2,983	$8,186	$10,341

GAAP operating loss	$(2,098)	$(2,310)	$(6,593)	$(7,724)
Stock-based compensation	48	112	177	379
Amortization of intangibles	355	279	1,055	792
Legal expenses not related to regular operations	—	4	—	123
Non-GAAP operating loss	$(1,695)	$(1,915)	$(5,361)	$(6,430)

GAAP net loss	$(1,976)	$(10,142)	$(6,423)	$(14,151)
Stock-based compensation	48	112	177	379
Amortization of intangibles	355	279	1,055	792
Legal expenses not related to regular operations	—	4	—	123
Tax effect of non-GAAP adjustments	—	193	—	—
Non-GAAP net loss	$(1,573)	$(9,554)	$(5,191)	$(12,857)

GAAP net loss	$(1,976)	$(10,142)	$(6,423)	$(14,151)
Number of shares used in computing GAAP loss per share (diluted)	16,646,323	8,306,707	16,635,954	8,304,974
GAAP loss per share (diluted)	$(0.12)	$(1.22)	$(0.39)	$(1.70)
Non-GAAP net loss	$(1,573)	$(9,554)	$(5,191)	$(12,857)
Number of shares used in computing Non-GAAP loss per share (diluted)	16,646,323	8,306,707	16,635,954	8,304,974
Non-GAAP loss per share (diluted)	$(0.09)	$(1.15)	$(0.31)	$(1.55)

GAAP net loss	$(1,976)	$(10,142)	$(6,423)	$(14,151)
Stock-based compensation	48	112	177	379
Depreciation	117	120	375	377
Amortization of intangibles	355	279	1,055	792
Legal expenses not related to regular operations	—	4	—	123
Provision for (benefit from) income taxes	20	7,837	65	6,505
Non-GAAP Adjusted EBITDA	$(1,436)	$(1,790)	$(4,751)	$(5,975)